                      MASTER TEAMING/SUBCONTRACT AGREEMENT


         THIS MASTER TEAMING/SUBCONTRACT AGREEMENT ("Master Agreement") effective as of January 1, 1997, is by and between Meta4, Inc. ("Meta4"), a Delaware corporation, with offices at River View Historical Plaza, 33-41 Newark Street, Hoboken, New Jersey 07030 and Comdisco, Inc. ("Comdisco"), a Delaware corporation, with its principal place of business at 6111 N. River Road, Rosemont, Illinois 60018 (individually or collectively referred to as the "Party" or "Parties").


                                    RECITALS

         WHEREAS, Meta4 is in the business of providing Year 2000 assessment, planning and implementation services (the "Meta4 Services") to customers in the health care industry throughout the United States; and

         WHEREAS, Comdisco is in the business of providing millenium testing services (the "Comdisco Services") to customers throughout the United States; and

         WHEREAS, the Parties anticipate that each Party will identify one or more current or prospective customers (each, a "Customer"') that will either issue a request for proposals or be receptive to an unsolicited proposal for the provision of the Meta4 Services and the Comdisco Services (each, a "Project"); and

         WHEREAS, for each Project that the parties desire to submit a proposal (a "Proposal"), the parties shall mutually team to pursue the opportunity jointly or designate which entity shall be prime contractor and subcontractor respectively; and

         WHEREAS, in the event the parties contemplate a prime contractor/subcontractor relationship, the prime contractor, if awarded the contract for the Project ("Contract"), would contemplate subcontracting portions of the Project to the subcontractor;

         WHEREAS, in all such cases, the terms and conditions of this Master Agreement will apply to the Parties according to their respective roles as joint contractors or prime contractor and subcontractor for each Project.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions set forth herein, the Parties mutually agree as follows:


1.     PREPARATION AND SUBMISSION OF A PROPOSAL

1.1 The Parties shall mutually agree upon and execute a Statement to Team substantially in the Form of Exhibit A attached hereto and incorporated by reference to assist in the development of each Proposal. The Parties shall specify in each Statement to Team whether to propose their respective Services jointly (each, a "Joint Contractor") or one party will lead the Proposal development effort ("Prime Contractor") and the other party will assist in the development of a Proposal ("Subcontractor"). In addition to the responsibilities of the Parties during the preparation of the Proposal, the Statement to Team shall include the proposed scope of the products and services (collectively "Services") to be provided by each Party in the event that the Prime Contractor or the Joint Contractors are awarded the Contract. The Parties may amend the Statement to Team to reflect clarification of the proposed Services any time prior to final Proposal submission.

1.2 Each party shall cooperate to (1) prepare the Proposal for the Project, and (2) secure the Contract for the Project.

1.3 The Subcontractor shall submit to the Prime Contractor, or the Joint Contractors shall cooperate to coordinate, all necessary technical and business data and information concerning its proposed portion of the Project, including pricing data, for use in preparation of the Proposal. Each Party shall make available appropriate and high-quality personnel to provide reasonable assistance to prepare the Proposal. Neither Party may remove the key personnel identified in the Statement to Team from the Proposal preparation effort without the other Party's prior written consent.

1.4 Prime Contractor or the Joint Contractors, as applicable, shall prepare the Proposal, integrate the information provided by the Subcontractor or other Party and submit the Proposal to the Customer. The Proposal shall reflect each Party's price for its proposed portion of the Project in the Proposal. The Prime Contractor or Joint Contractors have responsibility for the content of the Proposal but agrees to consult with the other Party on all matters concerning the portion of the Project to be performed by such Party prior to submission of the Proposal to the Customer.

1.5 The Proposal shall identify the nature of the relationship between the Parties as Prime Contractor and Subcontractor or Joint Contractors and describe each Party's Project responsibilities in the Proposal. In the event of Contract award, Prime Contractor or Joint Contractors shall work to secure Customer approval of the Subcontractor as a subcontractor or a contractual agreement with the other Party. The Prime Contractor will have access to all necessary information relating to the Subcontractor's portion of the Project.

1.6 Prime Contractor or each Joint Contractor respectively shall handle contract negotiations with the Customer. Subject to Customer approval, Subcontractor will have an opportunity to be present at meetings with the Customer related to Subcontractor's proposed portion of the Project.

1.7 Prime Contractor will consult with and obtain the concurrence of the Subcontractor prior to making any Proposal change relating to the Subcontractor's proposed portion of the Project.

1.8 Prime Contractor will keep the Subcontractor advised of all changes in the Customer's requirements.

1.9 Prime Contractor or Joint Contractors will submit the Proposal and use their best commercial efforts to obtain the contract award, including participation in oral presentations and preparation of best and final offers. The Subcontractor will assist in such effort as the Prime Contractor may reasonably require.

1.10 In the event of a Customer contract award to the Joint Contractors, each Party shall be solely responsible for securing a separate Contract for such Party's Services with Customer. The Joint Contractors will work together to coordinate Contract negotiations upon Customer request.

2.     SUBCONTRACTING

2.1 If the Prime Contractor is awarded a Contract, then Subcontractor and the Prime Contractor shall mutually agree upon and execute a Statement of Work substantially in the form of Exhibit B attached hereto and incorporated by reference. The Services to be provided under the Statement of Work shall be consistent with those described in the Statement to Team.

2.2 Under the general supervision and direction of Prime Contractor, Subcontractor will, through the employees designated in the Statement of Work, perform, the Services and such employees shall not be removed from the work without Prime Contractor's prior written consent. Subcontractor will provide appropriate and high quality technical personnel to perform the Services on the Project. If Prime Contractor notifies Subcontractor of Prime Contractor's or Customer's dissatisfaction with any Subcontractor personnel, Subcontractor will, upon request, replace such personnel with other qualified personnel.

2.3 Changes in the scope of the Services shall only be made with the agreement of both Parties. Neither Party shall have any obligation to commence work in connection with a change until the Parties have agreed in writing to the scope of the change and any fee and/or schedule adjustment.

2.4 Subcontractor agrees to use its best efforts to complete all projects and assignments by the due date(s) specified in the Statement of Work.

2.5 Prime Contractor will have final decision making authority in connection with the Project. Decisions in areas related to the Statement of Work will be made in consultation with the Subcontractor.

2.6 Subcontractor will discuss all issues, recommendations and decisions related to the Services under the Statement of Work with the Prime Contractor prior to joint Prime Contractor and Subcontractor discussions with the Customer.

2.7 All contacts with the Customer shall be the responsibility of the Prime Contractor. Any contacts made by Subcontractor with the Customer shall be only with the full knowledge, prior concurrence and participation of the Prime Contractor.

2.8 The Services performed under the Statement of Work by the Subcontractor shall be performed in a good and professional manner and in accordance with this Master Agreement. Services not in compliance with the foregoing shall be reperformed by the Subcontractor at no additional cost to the Prime Contractor provided the Prime Contractor notifies the Subcontractor of any non-compliance within thirty (30) days from delivery of the nonconforming Service. EXCEPT AS EXPRESSLY SET FORTH IN A STATEMENT OF WORK OR EXHIBIT C, THE PRECEDING IS SUBCONTRACTOR'S ONLY WARRANTY CONCERNING THE SERVICES, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

2.9 Except as the parties may otherwise expressly agree in the Statement of Work, Subcontractor shall have and retain all right, title and interest (including all intellectual property rights) in all ideas, concepts, know-how, designs, technology and documents and any other tangible material developed by Subcontractor, its employees or agents under a Statement of Work. The tangible material developed hereunder by the Subcontractor shall hereinafter be referred to as the "Work Product." Subcontractor shall, as its option, grant to Customer a nonexclusive, nontransferable, perpetual license to use the Work Product for its internal use or grant to Prime Contractor the right to sublicense the Work Product to the Customer. Any commercial product of the Subcontractor which is provided pursuant to a Statement of Work shall be licensed according to the terms of the Subcontractor's end user license agreement.

2.10 Subcontractor will defend at its expense and indemnify and hold Prime Contractor and its End Users harmless from any action brought against Prime Contractor or its End User or which Prime Contractor must defend pursuant to any indemnity with an End User to the extent that such action is based upon a claim that the Services or Work Product infringes a patent, copyright, trade secret, or other proprietary right of any third party. Subcontractor will pay all costs and damages awarded against Prime Contractor or its End User in such action which are caused by such claim. Prime Contractor or its End User at its expense may participate in Subcontractor's defense of any such action through Prime Contractor's or End User's own counsel. If the Services or Work Product become the subject of a claim of infringement, Subcontractor will either (a) procure for Prime Contractor for its End User the right to continue using the Services or Work Product or (b) replace or modify the Services or Work Product to make it non-infringing. Subcontractor's obligations under this paragraph
      2.10 are contingent upon Prime Contractor or its End User promptly notifying Subcontractor in writing of the claim and allowing Subcontractor to defend or settle such claim and upon Prime Contractor's or its End User's providing affiliate with all reasonable assistance in defending or settling such claim. Subcontractor's obligation under this paragraph 2.10 apply only to the Services and Work Product as provided by Subcontractor, unmodified by any other party, other than Subcontractor, and do not apply to any claim of infringement which results from Subcontractor's compliance with Prime Contractor's or End User's designs.

2.11 Subcontractor will invoice Prime Contractor for Services rendered on a monthly basis or as otherwise set forth in the Statement of Work. Invoices must be accompanied by as much detail as the Parties determine in their reasonable judgment. Invoices for Services performed in accordance with this Master Agreement will be paid within thirty (30) days of invoice date.

2.12 Prime Contractor will reimburse the Subcontractor for all reasonable Project related expenses incurred in providing the Services. If specified in the Statement of Work, Subcontractor will bill for expenses within sixty (60) days after incurring same and no expenses will be billed later than sixty (60) days from completion of the Services. Invoices for expenses will be paid within thirty (30) days of invoice date.

2.13 Prime Contractor agrees to pay when due all taxes of any nature assessed by any federal, state or local governmental authority based on the transactions hereunder, except for taxes based on Subcontractor's net income.

2.14 Notwithstanding any other provision of this Master Agreement to the contrary, Subcontractor agrees that the Services shall be performed in accordance with those provisions of the Contract identified in Exhibit C, attached hereto and incorporated herein by reference.

2.15 During the term of a Statement of Work and for a period of three (3) years from the expiration or termination thereof, Subcontractor shall maintain books and records relevant to the charges and, if applicable, the hours worked, and upon the Prime Contractor's request, shall allow Prime Contractor to inspect such books and records.

3.     RELATIONSHIP OF THE PARTIES

3.1 The Parties shall act as independent contractors in the performance of this Master Agreement. Neither Party shall act as agent for or partner of the other Party for any purpose whatsoever, and the employees of one shall not be deemed the employees of the other party.

3.2 Nothing in this Master Agreement shall be construed to grant either Party the right to make commitments of any kind for or on behalf of the other party without the prior written consent of the other Party.

3.3 If agreed to by the Parties in the Statement to Team, neither Party may bid on or solicit from any other firm the work included in Subcontractor's proposed portion of the Project.

3.4 If agreed to by the parties in the Statement to Team, Subcontractor shall not bid as a prime contractor or as a subcontractor to or joint venture with any other firm which is preparing a proposal for a Project. It is understood, however, that either Party may participate in such Project with another firm in the event such firm is awarded the Contract. Notwithstanding any exclusivity which may be agreed to by the parties under a Statement to Team, Comdisco reserves the right to provide financing to any third party to be used in connection with such party's proposal.

3.5 Subcontractor shall not subcontract to third parties any portion of its responsibilities without prior written consent of the Prime Contractor.

3.6 Each Party will bear all of its own costs and expenses relating to the preparation of the Proposal. Fees and expenses related to the Services under a Statement of Work when Prime Contractor is awarded a Contract will be as specifically set forth in the Statement of Work.

3.7 If the Prime Contractor is awarded a Contract, the Subcontractor may not issue a news release, public announcement, advertisement or any other form of publicity concerning its role in the Project without the prior written permission from the Prime Contractor.


4.     CONFIDENTIAL INFORMATION

The Nondisclosure Agreement between the Parties dated December 20, 1996 is incorporated herein by reference. In addition, the Parties acknowledge that they will have access to confidential and proprietary materials and information of the Customer. The Parties agree that all such materials and information of the Customer, in any form, disclosed in connection with this Master Agreement will be deemed to be Confidential Information, as defined in the Nondisclosure Agreement.

5.     TERM

This Master Agreement is effective upon execution by both Parties and continues in effect for a period of two (2) years, provided, however, either Party may terminate this Master Agreement upon sixty (60) days' prior written notice. The two (2) year term of this Master Agreement may be renewed for successive one year terms upon the written consent of both Parties. With respect to any Statement to Team or Statement of Work, the performance of which extends beyond the termination of this Master Agreement, the provisions of this Master Agreement applicable to the performance of the Statement to Team or Statement of Work, will be deemed to survive the termination of this Master Agreement and continue in effect for the purpose of the performance of the Statement to Team and Statement of Work.


6.     TERMINATION

6.1 A Statement to Team shall terminate upon the happening of the first to occur of the following events:

                  a. Notice from the Customer that it will not award a Contract for the Project pursuant to the Request for Proposal;

                  b. Notice from the Customer of award of a Contract for the Project to other than the Prime Contractor or one or both of the Joint Contractors;

                  c. Notice from the Customer either disapproving the Subcontractor as a subcontractor, either Party as a Joint Contractor, or requiring selection of a third party as a subcontractor or joint contractor for the portion of work identified as the other Party's responsibility in the Proposal;

                  d. Award of a Contract to Prime Contractor or either Joint Contractor;

                  e. Material modification of Project requirements by the Customer to the extent the Parties mutually agree not to team for such Project;

                  f. Inability of the Parties to execute a Statement or Work within thirty (30) days of Contract award by a Customer if either Party gives notice of termination at the end of such thirty (30) days or thereafter;

                  g. The expiration of thirty (30) days from the date of the Statement to Team, unless otherwise extended by the mutual written agreement of the Parties;

                  h. The insolvency, bankruptcy, reorganization under bankruptcy laws, or assignment for the benefit of creditors, of either Party;

                  i.       Material breach of this Master Agreement; or

                  j. Mutual agreement of the Parties to terminate the Statement to Team.

6.2 Prime Contractor may terminate a Statement of Work (i) upon failure of Prime Contractor to consummate a Contract with Customer, or (ii) upon termination of the Contract or portion of the Contract pertaining to the Subcontractor Services under the Statement of Work. In addition, either Party may upon thirty (30) days' prior written notice terminate a Statement of Work for a breach of any material term or condition; provided the breaching Party shall not have cured such breach within the thirty (30) day period.


7.     INDEMNIFICATION AND INSURANCE

7.1 Each Party ("Indemnitor") agrees to indemnify and hold the other Party ("Indemnitee") harmless from and against any and all claims, loss, liability, damages, judgments, expenses and costs, including reasonable attorneys' fees, (individually or collectively, a "Liability"), for injury or damage to real and/or tangible personal property or persons, including wrongful death incurred while performing the Services and arising out of or caused by the negligent acts or omissions or willful misconduct of the Indemnitor, its agents, servants, or employees, except to the extent that a Liability was caused by or arose out of the negligent acts or omissions or willful misconduct of the Indemnitee, its agents, servants or employees.

7.2 Each party will provide the other with a certificate of insurance, evidencing compliance to the following requirements, prior to work beginning under a Statement of Work, and prior to each insurance renewal. Insurance limits noted below are minimum policy limits only, and do not limit a party's responsibilities. Failure by a party to review the other party's certificate of insurance will not be considered a waiver by that party of the other party's contractual requirements to provide insurance, as set forth below.

                  a.       General Liability including products
                           liability/completed operations and blanket contractual coverages, in the following minimum amounts:

$1,000,000 each occurrence;
$2,000,000 general aggregate;
$2,000,000 products liability/completed operations aggregate.

                  b. Automobile Liability, including coverage for all owned, hired, and non-owned vehicles, in the minimum amount of $1,000,000 combined single limit, each accident.

                  c. Workers' Compensation and Employer's Liability in the following minimum limits:

Workers' Compensation - Statutory
Employer's Liability - $100,000 each employee, $500,000 disease policy limit, $100,000 disease each employee ($100,000/$500,000/$l00,000).

                  d. Excess Liability or Umbrella Liability in the following minimum limits:

$5,000,000 each occurrence;
$5,000,000 aggregate.

                  e. Excess or Umbrella Liability insurance will, at a minimum, provide additional insurance for general liability, automobile liability, and employer's liability.

                  f. Errors and Omissions (Professional Liability) in the minimum amount of $1,000,000 each error and $1,000,000 policy aggregate.

                  g. Each party's certificate of insurance will specifically note the following, as applicable, in addition to the above coverages and minimum limits:

                           Certificate Holder, as appropriate:

                                 Comdisco, Inc.           Meta4, Inc.
                                 611 N. River Road        33-41 Newark Street
                                 Rosemont, IL 60018       Hoboken, NJ 07030


Additional Insured:

                           "Certificate Holder, its officers, directors, and employees are named additional insureds for general liability, automobile liability, and excess or umbrella liability insurance."

Waiver of Subrogation:

                           "Each policy of insurance noted above waives all right of subrogation against Certificate Holder, its officers, directors, and employees, and Certificate Holder's subsidiary and affiliated companies, and their respective officers, directors, and employees."

Primary Insurance:

"Each policy of insurance noted above is primary, and non-contributory to any insurance or self-insurance of Certificate Holder, or Certificate Holder's subsidiary and affiliated companies."

Cancellation Section:

The cancellation section of the certificate of insurance will be amended by providing both:


                             1. A minimum thirty (30) day advance notice of cancellation, nonrenewal, reduction in policy limits, or other change adverse to Certificate Holder;

                             2. Additionally, the phrase "endeavor to" and the last two lines beginning with "but failure to mail" will be deleted from the standard Acord form certificate of insurance.

8.     LIMITATION OF LIABILITY

The limit of each Party's liability in any manner related to this Master Agreement, for any and all claims shall not in the aggregate exceed the fees paid by the Customer to such Party with respect to the work involved in such claim, but in any event not to exceed $500,000.00. In no event shall either Party be liable for consequential, incidental or punitive loss, damage or expenses (including lost profits or savings) even if it has been advised of their possible existence.

9.     ASSIGNMENT

Neither this Master Agreement nor any of the rights or obligations thereunder may be assigned, delegated, or otherwise transferred by either Party, in whole or in part, without the other Party's prior written consent.

10   MISCELLANEOUS

    10.1 Any notices will be in writing and sent by certified U.S. Mail, postage prepaid, return receipt requested, and addressed to the Parties as follows, or as otherwise designated by written notice from one Party to the other:

         Meta4, Inc.                                 Comdisco, Inc,
         33-41 Newark Street                         6111 N. River Road
         Hoboken, NJ 07030                           Rosemont, IL 60018

         Attn:                                       Attn: General Counsel

         Any notice given pursuant to this Article will be effective three (3) days after the day it is mailed or upon receipt, whichever is earlier.

10.2 This Master Agreement and its Exhibits may be executed in duplicate counterparts and each such counterpart will be an original and both together will constitute one and the same document.

10.3 This Master Agreement will be governed by and construed in accordance with the law of the State of Illinois without regard to its conflict of laws provisions.

10.4 Headings are for convenience only and will not be used to interpret the terms of this Master Agreement.

10.5 The invalidity, in whole or in part, of any Article or paragraph of this Master Agreement will not affect the validity of the remainder of this Master Agreement.

10.6 This Master Agreement and its Exhibits constitute the entire understanding and agreement of and between the Parties regarding the subject matter, and supersedes any prior or contemporaneous representations and agreements, verbal or written. It may not be modified, except in writing, executed by an authorized representative of each Party.

10.7 The rights and obligations provided by paragraphs 1.10, 2.8, 2.9, 2.13, 4, 5, 7.1, 8 and 10.8 will survive the termination of this Master Agreement.

10.8 If there is any dispute or litigation as a result of this Master Agreement, the prevailing party will be entitled to reasonable attorneys' fees.

10.9 No dispute under this Master Agreement may be brought before any judicial or quasi-judicial entity unless the Party aggrieved notifies the other Party of the claim and attempts to resolve the dispute as follows. Upon notification of a dispute or claim, representatives of each Party will meet within sixty (60) days of notification to attempt to resolve, the dispute in good faith. Prior to the meeting, the Parties will investigate the circumstances of the dispute. The representatives will attend the dispute resolution meeting with reasonable authority to resolve the claim. If there is no resolution of the dispute by this means, or the non-aggrieved Party refuses to cooperate, the aggrieved Party may then take any steps it so desires.

10.10 Neither Party shall be liable for any failure or delay in its performance under this Master Agreement due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or labor disputes, and governmental actions; provided that the delayed Party (i) gives the other Party prompt written notice of such cause; and (ii) uses its reasonable efforts to correct such failure or delay in its performance.

The duly authorized representatives of the parties have executed this Master Agreement as of the date first set forth above.



META4, INC.                                    COMDISCO, INC.

By:                                            By:    Allan J. Graham
Title:                                         Title: Sr. Vice President, CCS


Date:    ____________________         Date:    ____________________

                                    EXHIBIT A

                   STATEMENT TO TEAM DATED ________________TO
                    THE MASTER AGREEMENT DATED______________
                           BETWEEN COMDISCO, INC. AND
                      ------------------------------------


Customer:
Prime Contractor:
Subcontractor:
Joint Contractors:
Proposal Due Date:

1. By signing this Statement to Team, the parties agree to develop a Proposal and to propose the Services which would be the basis for negotiation of a subcontract agreement in the event Subcontractor's that the Prime Contractor is awarded the Contract for the Project.

2.    Responsibility of Prime Contractor during development of a Proposal:

3.    Responsibility of Subcontractor during development of a Proposal:

4.    Subcontractor proposed Services, fees and expenses:

5.    Key Personnel:

6.    Special Terms:

This Statement to Team is issued pursuant to the Master Agreement identified above. All of the terms and conditions of the Master Agreement are incorporated in and made a part of this Statement to Team. In the event of any conflict between the Statement to Team and the Master Agreement the Statement to Team shall govern.

META4, INC.                                  COMDISCO, INC.

By:____________________________              By:      Allan J. Graham
                                                 ____________________________

Title:_________________________              Title:   Sr. Vice President, CCS
                                                   ___________________________

Date: _________________________              Date:____________________________

                                    EXHIBIT B

                        STATEMENT OF WORK DATED ________
                      TO THE MASTER AGREEMENT DATED________
                           BETWEEN COMDISCO, INC. AND
                           ---------------------------



1.    Customer:

2. Term: This Statement of Work shall be effective as of the date first written above and shall continue for a period of _______ unless sooner terminated as provided for in the Master Agreement.

3.    Contract Performance: Subcontractor agrees to perform the following
      Services:

        (a)  Description of Services

        (b)  Time for Completion

                  (i)  Subcontractor  will use best efforts to complete the
                        Services  according to the  following  schedule:


                                 Description                        Date Due
                                 -----------                        --------

                  (ii) A Prime Contractor and Subcontractor representative will meet one time each week [month] at an agreed upon time to discuss the progress of the Services and the Project.
        (c)  Fees


                  (i)  Payment for the Services will be as follows:

                                 Description                           Fee
                                 -----------                          -----


                           Total Fee                          $_________

        (d)  Expenses


4.    Key Personnel:



5.    Special Terms:

This Statement of Work is issued pursuant to the Master Agreement identified above. All of the terms and conditions of the Master Agreement are incorporated in and made a part of this Statement of Work. In the event of any conflict between the Statement of Work and the Master Agreement, the Statement of Work shall govern.



META4, INC.                                    COMDISCO, INC.

By:_________________________                   By:___________________________


Title:______________________                   Title:________________________

Date:_______________________                   Date:_________________________

                                    EXHIBIT C

                  FLOWDOWN PROVISIONS TO THE STATEMENT OF WORK
                              DATED ______________
                     ISSUED PURSUANT TO THE MASTER AGREEMENT
                              DATED _______________
                     BETWEEN COMDISCO, INC. AND META4, INC.













This Exhibit C is issued pursuant to the Statement of Work and the Master Agreement identified above. All of the terms and conditions of the Master Agreement are incorporated in and made a part of this Exhibit C. In the event of any conflict between Exhibit C and the Master Agreement, Exhibit C shall govern.



META4, INC.                                      COMDISCO, INC.



By:___________________________                   By:___________________________


Title:________________________                   Title:________________________


Date:_________________________                   Date:_________________________